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                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the 1st day of January, 2001, by and among DANIEL H. LEVY (the "Executive"), DONNKENNY APPAREL, INC., a Delaware corporation (the "Company") and DONNKENNY, INC., a Delaware corporation which is the parent of the Company ("Donnkenny")

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Executive, the Company and Donnkenny entered into that certain Employment Agreement dated as of January 1, 2000, which was amended by a First Amendment dated as of the 17th day of May, 2000, pursuant to which Executive was employed as Chairman of the Board and Chief Executive Officer of the Company and each of its subsidiaries as well as in the capacity of Chief Executive Officer of Donnkenny (the "Employment Agreement"); and

         WHEREAS, the parties to the Employment Agreement deem it to be in their mutual best interest to further amend the Employment Agreement in certain respects.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective immediately the Employment Agreement is hereby amended as follows:


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         1. Section 3b. of the Employment Agreement relating to Base Salary is amended by deleting the reference to Five Hundred Thousand Dollars ($500, 000) and substituting therefore Seven Hundred Thousand Dollars ($700, 000), effective January 1, 2001.

         2. Section 3d. of the Employment Agreement relating to Restricted Stock and Stock Options is amended by deleting said subsection 3d in its entirety and substituting therefore the following:

         "In addition to the payments provided above, on Monday, January 3, 2000, the Compensation Committee granted to the executive, subject to the execution of this Agreement, options to purchase 150,000 shares of Donnkenny Common Stock pursuant to Donnkenny's incentive Stock Option Plan (the "Stock Option Plan"), with the purchase price upon exercise of such options equal to $11/16 (i.e. $0.6875) per share i.e. the closing price of the Common Stock on the date of such grant.

         The options shall vest as follows: (A) 100,000 options are deemed fully vested, exercisable and nonforfeitable on June 30, 2000 , and the remaining 50,000 options will become fully vested, exercisable and nonforfeitable on December 31, 2000 with such options remaining exercisable during the remainder of their respective terms notwithstanding any termination of the Executive's employment except as otherwise provided in the grant agreements referred to below; provided, however, that, anything herein or in the grant agreements to the contrary notwithstanding, the vesting of such shares of restricted stock and options shall be accelerated in the event of a Change in Control (as defined herein), a termination of Executive's employment by the Company without Cause (as defined below), a termination of Executive's employment for Good Reason (as defined below), or a termination of Executive's employment as a result of the death or disability of Executive and, in the case of certain of the options, in certain other circumstances set forth in the grant agreement referred to below. With

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respect to the options, such options shall be incentive stock options to the fullest extent permitted by applicable law and the Stock Option Plan. The grant of the options has been made by the Compensation Committee pursuant to the grant agreements attached hereto as Annexes B-1 (with respect to incentive stock options) and B-2 (with respect to non-qualified stock options), respectively.

         All shares of common stock of Donnkenny issued to Executive pursuant to stock options upon the vesting thereof from time to time shall be duly registered and fully and freely tradeable by Executive without restriction. In the event Executive shall require a resale prospectus in connection with any intended sale of shares, Donnkenny and the Company shall promptly furnish such resale prospectus to Executive at the Company's expense."

         3. Annex A of the Employment Agreement containing the Donnkenny, Inc. 1996 Restricted Stock Plan is deleted.

         4. Section 7. of the Employment Agreement is amended by deleting subsection ii. therefrom and deleting references to "restricted stock" from the remaining subsections of said Section 7. All subsections following the deleted subsection ii shall be deemed renumbered.

         5. Except as is specifically provided for in this Second Amendment to Employment Agreement, the Employment Agreement as amended by the First Amendment to Employment Agreement, shall remain unamended and in full force and effect in accordance with its original terms.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this First

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Amendment to Employment Agreement as of the day and year first above written.

                                       DONNKENNY, INC., a Delaware
                                       corporation

                                       By: s/ Beverly Eichel
                                           -----------------------------
                                           Name:  Beverly Eichel
                                           Title: EVP, CFO

                                       DONNKENNY APPAREL, INC., a
                                       Delaware corporation


                                       By: s/ Beverly Eichel
                                           -----------------------------
                                           Name:  Beverly Eichel
                                           Title: EVP, CFO

                                       EXECUTIVE

                                       s/   Daniel H. Levy
                                       -----------------------------
                                       Daniel H. Levy

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